Exhibit 99.1

RPG Holdings, Inc. and Subsidiary

Consolidated Financial Report

April 25, 2008 and April 27, 2007

Independent Auditor’s Report

To the Board of Directors

RPG Holdings, Inc.

Chicago, Illinois

We have audited the accompanying consolidated balance sheets of RPG Holdings, Inc. and Subsidiary (the Company) as of April 25, 2008 and April 27, 2007, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RPG Holdings, Inc. and Subsidiary as of April 25, 2008 and April 27, 2007, and the results of their operations and their cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, on January 2, 2009, the Company and its affiliated debtors filed with the United States Bankruptcy Court for the District of Delaware a proposed plan of reorganization and a proposed disclosure statement pursuant to Sections 1125 and 1126(b) of Title 11 of the United States Code, which raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/    McGladrey & Pullen, LLP

Chicago, Illinois

May 12, 2009

1

RPG Holdings, Inc. and Subsidiary

Consolidated Balance Sheets

April 25, 2008 and April 27, 2007

	2008	2007
Assets
Current Assets
Cash and cash equivalents	$5,156,734	$7,557,417
Accounts receivable, trade (net of allowances of approximately $6,246,000 and $5,782,000 in 2008 and 2007)	12,121,429	21,660,485
Inventories (net of allowances of approximately $2,095,000 and $611,000 in 2008 and 2007)	4,653,753	6,179,401
Prepaid expenses and other current assets	2,223,352	1,924,004

Total current assets	24,155,268	37,321,307

Equipment and Leasehold Improvements, Net	5,523,169	4,677,023

Other Assets
Deferred financing fees, net	4,751,799	5,889,001
Goodwill	28,061,999	150,931,728
Other intangible assets, net	33,436,776	99,733,175
Other	639,539	813,545

	66,890,113	257,367,449

Total assets	$96,568,550	$299,365,779

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Revolving bank loan payable	$15,500,000	$—
Current portion of notes payable, bank	189,968,505	—
Accounts payable, trade	1,663,653	604,557
Accrued expenses	8,886,234	12,703,061

Total current liabilities	216,018,392	13,307,618

Long-Term Liabilities
Long-term portion of notes payable, bank	—	188,798,858
Derivative liability	4,686,176	582,704

	4,686,176	189,381,562

Stockholders’ equity (deficit)	(124,136,018)	96,676,599

Total liabilities and stockholders’ equity (deficit)	$96,568,550	$299,365,779

See Notes to Consolidated Financial Statements.	2

RPG Holdings, Inc. and Subsidiary

Consolidated Statements of Operations

Years Ended April 25, 2008 and April 27, 2007

	2008	2007
Net sales	$81,724,279	$92,844,773

Cost of goods sold	21,676,539	17,627,856

Gross profit	60,047,740	75,216,917

Operating expenses:
Selling, general and administrative expenses	73,551,360	71,875,529
Impairment losses	179,475,593	—

	253,026,953	71,875,529

Income (loss) from operations	(192,979,213)	3,341,388

Financial income (expense):
Interest expense	(28,550,215)	(22,710,807)
Interest income	293,455	317,370

	(28,256,760)	(22,393,437)

Loss before income taxes	(221,235,973)	(19,052,049)

Income tax expense	159,348	460,468

Net loss	$(221,395,321)	$(19,512,517)

See Notes to Consolidated Financial Statements.	3

RPG Holdings, Inc. and Subsidiary

Consolidated Statements of Stockholders’ Equity (Deficit)

Years Ended April 25, 2008 and April 27, 2007

	Common Stock *		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Shares
	Outstanding	Amount
Balance, April 28, 2006	1,100	$11	$113,667,227	$(11,895,418)	$626,194	$102,398,014

Capital contributions	—	—	15,000,000	—	—	15,000,000

Comprehensive loss
Net loss	—	—	—	(19,512,517)	—	(19,512,517)
Net change from periodic derivative evaluation	—	—	—	—	(1,208,898)	(1,208,898)

Comprehensive loss						(20,721,415)

Balance, April 27, 2007	1,100	11	128,667,227	(31,407,935)	(582,704)	96,676,599

Comprehensive loss
Net loss	—	—	—	(221,395,321)	—	(221,395,321)
Net change from periodic derivative evaluation	—	—	—	—	582,704	582,704

Comprehensive loss						(220,812,617)

Balance, April 25, 2008	1,100	$11	$128,667,227	$(252,803,256)	$—	$(124,136,018)

*1,000 Class A shares authorized, issued and outstanding; 0.01 par value; voting

*100 Class B shares authorized, issued and outstanding; 0.01 par value; nonvoting

See Notes to Consolidated Financial Statements.	4

RPG Holdings, Inc. and Subsidiary

Consolidated Statements of Cash Flows

Years Ended April 25, 2008 and April 27, 2007

	2008	2007
Cash Flows from Operating Activities
Net loss	$(221,395,321)	$(19,512,517)
Depreciation and amortization	12,493,938	13,322,691
Impairment losses	179,475,593	—
Payment in kind (PIK) interest	1,169,647	611,145
Effect of net change in periodic valuation of derivatives	4,686,176	—
Amortization of deferred financing fees	1,267,202	1,096,068
Changes in:
Accounts receivable, net	9,539,056	4,304,827
Inventories, net	1,525,648	(309,846)
Prepaid expenses and other current assets	(925,871)	638,729
Accounts payable, trade	1,059,096	(356,618)
Accrued expenses	(3,816,827)	6,444,880

Net cash provided by (used in) operating activities	(14,921,663)	6,239,359

Cash Flows from Investing Activities
Purchases of equipment and leasehold improvements	(2,933,196)	(3,380,894)
Other assets	174,006	(206,250)
Purchases of intangible assets	(89,830)	—

Net cash used in investing activities	(2,849,020)	(3,587,144)

Cash Flows from Financing Activities
Repayments of term loan borrowings	—	(10,750,000)
Capital contributions	—	15,000,000
Proceeds from line of credit borrowing	15,500,000	—
Deferred financing fees	(130,000)	(930,119)

Net cash provided by financing activities	15,370,000	3,319,881

Net increase (decrease) in cash and cash equivalents	(2,400,683)	5,972,096

Cash and cash equivalents:
Beginning of year	7,557,417	1,585,321

End of year	$5,156,734	$7,557,417

Supplemental Disclosures of Cash Flow Information
Interest paid	$24,712,513	$16,454,611

Income taxes paid	$159,000	$461,438

See Notes to Consolidated Financial Statements.	5

RPG Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies

Organization: RPG Investment Holdings, LLC (RPG Investments) was formed during 2005 and, on December 5, 2005, through its wholly owned subsidiary, RPG Holdings, Inc. (RPG Holdings) which was also formed during 2005, acquired all of the outstanding stock of Recycled Paper Greetings, Inc. (RPG, Inc.). Concurrent with the aforementioned acquisition, RPG, Inc. acquired the outstanding capital stock of Barnyard Industries, Inc. (Barnyard, an affiliate) and the membership interests owned by the former stockholders of RPG, Inc. in Internet Media International, L.L.C. (IMI). The reporting entity, RPG Holdings, Inc. and Subsidiary, is hereinafter referred to as the Company.

Nature of Operations: The Company is engaged in the design, distribution and sale of greeting cards, stationery and other novelty items to retailers located throughout the United States and Canada. General and administrative activities are conducted from leased office facilities in Chicago, Illinois and distribution activities are conducted from a leased warehouse located in University Park, Illinois.

Principles of Consolidation and Basis of Presentation: The consolidated financial statements include the accounts of RPG Holdings and its wholly owned subsidiary, RPG, Inc., and accounts of RPG, Inc. include its wholly owned subsidiaries, Recycled Paper Greetings Canada, Inc., Barnyard and IMI. All significant intercompany accounts and transactions have been eliminated in consolidation.

Accounting Period: The Company’s financial reporting year is based upon a 52-53 week calendar ending on the last Friday in April. The years ended April 25, 2008 and April 27, 2007 both consisted of 52 weeks.

Use of Estimates: In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Operations: The financial statements of Recycled Paper Greetings Canada, Inc. are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities, the historical exchange rate for stockholders’ equity, and a weighted average exchange rate for each period for revenue and expenses. Translation adjustments are generally required to be recorded in accumulated other comprehensive income (loss) as the local currency of this entity is its functional currency. Adjustments resulting from translation as of and for the years ended April 25, 2008 and April 27, 2007 were not significant.

RPG Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

Cash and Cash Equivalents: The Company defines cash as all highly liquid investments with an original maturity of three months or less. At certain times, the Company’s cash balances held in the United States exceed the amount insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses resulting from this concentration.

Revenue Recognition: Seasonal cards are generally sold with the right of return on unsold merchandise. In addition, the Company provides for estimated returns of these products when those sales to unrelated, third party retailers are recognized. These estimates are based on historical sales returns, the amount of current year sales and other known factors. Accrual rates utilized for establishing estimated return reserves have approximated actual returns experience. Everyday cards are generally sold without the right of return and sales credits are issued at the Company’s discretion for damaged, obsolete and outdated products.

Except for products sold to retailers with a scan-based trading (SBT) arrangement, sales are generally recognized by the Company upon shipment of products to unrelated, third party retailers.

For retailers with an SBT arrangement, the Company owns the product delivered to its retail customers until the product is sold by the retailer to the ultimate customer, at which point the Company recognizes revenue, for both seasonal and everyday products. When a retailer converts to an SBT arrangement, the Company reverses previous sales transactions. Legal ownership of the inventory at the retailer’s stores reverts back to the Company at the time of conversion. The timing and amount of the sales reversal depends on retailer inventory run rates and the estimated timing of the store conversions.

Shipping and Handling Costs: Amounts charged to customers for shipping and handling are included in net sales and the related costs are included in selling, general and administrative expenses (approximately $3,348,000 and $2,977,000 for 2008 and 2007, respectively).

Accounts Receivable and Credit Policies: The Company grants trade credit at various terms to its customers located throughout the United States and Canada. Credit limits and payment terms are established based on evaluations made on an ongoing basis throughout the year. Each customer is reviewed at least annually, with more frequent reviews being performed if necessary based on the customer’s financial condition, level of credit being extended, and timeliness of payments. Receivables are valued at management’s estimate of the amount that will be ultimately collected based on historical experience and analysis of specific accounts. Receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. The Company estimates the amount of receivables that will be uncollected due to bad debts, sales made with a right of return provision and credits to be issued for customer rebates and unsalable product.

Major Customers: In 2008 and 2007, sales to two unrelated customers approximated 40 percent and 43 percent of the Company’s 2008 and 2007 net sales, respectively, with accounts receivable from such customers amounting to approximately 43 percent and 56 percent of total accounts receivable at April 25, 2008 and April 27, 2007, respectively.

Inventories: Inventories, which consist primarily of finished goods, are stated at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

RPG Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

Equipment and Leasehold Improvements: Equipment and leasehold improvements are recorded at cost. Provisions for depreciation and amortization are computed under both straight-line and accelerated methods for financial reporting purposes, based on the respective estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the improvements. The cost of assets retired or otherwise disposed of and the accumulated depreciation and amortization thereon are removed from the accounts with gain or loss realized upon sale or disposal charged to the consolidated statement of operations. Significant improvements and betterments are capitalized while repairs and maintenance are expensed in the period incurred.

Deferred Financing Fees: Deferred financing fees are carried at cost, net of accumulated amortization, and are amortized as interest expense on a basis which approximates the effective interest rate over the term of the debt.

Intangible Assets and Goodwill: Intangible assets subject to amortization consist of artist agreements, customer relationships, completed technology and non-compete agreements. Such intangible assets are amortized on a straight-line basis over their estimated useful lives, which are generally three to ten years.

Intangible assets whose lives are deemed to be indefinite consist of the Company’s trademarks/tradenames and goodwill.

Relating to goodwill, the Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets (SFAS 142), under which goodwill is not amortized but is tested annually for impairment. It is the Company’s policy to perform impairment testing annually on February 28. Goodwill recorded at April 25, 2008 and April 27, 2007, resulted from the purchase of RPG Holdings, Inc. and Subsidiary. See Notes 4 and 5 for further impairment disclosure.

In accordance with Financial Accounting Standard Board (FASB) Statement No. 144, Accounting for the Impairment of Long-Lived Assets (FASB 144), it is the Company’s policy to assess whether impairment indicators exist for its property and equipment and intangible assets. If impairment indicators are present, the Company determines whether the total undiscounted future cash flows from the asset in question are less than the carrying amount of the asset and, if less, recognize an impairment loss equal to the excess of the carrying amounts of the asset in question over its fair value.

Income Taxes: The Company has elected to be taxed as a C corporation and, accordingly, accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires that deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets may be reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date on enactment.

Derivative Instruments: The Company accounts for derivative instruments under the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). SFAS 133 requires all derivatives to be recognized as assets or liabilities on the balance sheet and measured at fair value. Changes in the fair value of derivatives are either recognized in income or accumulated other comprehensive income (loss), depending on the designated purpose of the derivative.

RPG Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

Accumulated Other Comprehensive Income (Loss): The Company’s other comprehensive income (loss), as reflected in the accompanying consolidated statements of stockholders’ equity (deficit), consists of changes in the fair value adjustment for the interest rate swap prior to hedge accounting being discontinued and the adjustment to discontinue hedge accounting. See Note 8 for further disclosure of the Company’s derivative financial instruments.

Advertising and Promotion: All costs associated with advertising and promotion are charged to expense as incurred. Advertising and promotion expense amounted to approximately $72,000 and $104,000 for the years ended April 25, 2008 and April 27, 2007, respectively.

Fair Value of Financial Instruments: The Company’s financial instruments are cash and cash equivalents, accounts receivable, accounts payable and notes payable. The recorded values of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair values based on their short-term nature. The fair value of our notes payable amounted to approximately $114,080,000 (at a carrying value of approximately $189,969,000) at April 25, 2008. The carrying amount significantly exceeded its fair value at April 25, 2008 due to the tighter U.S. credit markets and the credit crisis of the Company. The fair value of the Company’s interest rate swaps (used for purposes other than trading) is the estimated amount the Company would pay to terminate these agreements at the reporting date, taking into account current interest rates and the creditworthiness of the counterparty for assets and creditworthiness of the Company for liabilities.

Reclassifications: Certain amounts reported in the 2007 consolidated financial statements have been reclassified to conform with the classifications presented in the 2008 consolidated financial statements, without affecting the previously reported net loss or stockholders’ equity (deficit).

Recent Accounting Pronouncements: In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition. In December 2008, the FASB provided for a deferral of the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2008. The Company has elected this deferral and accordingly will be required to adopt FIN 48 in its 2009 annual financial statements. Prior to adoption of FIN 48, the Company will continue to evaluate its uncertain tax positions and related income tax contingencies under Statement No. 5, Accounting for Contingencies. SFAS No. 5 requires the Company to accrue for losses it believes are probable and can be reasonably estimated. Management is currently assessing the impact of FIN 48 on the Company’s consolidated financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurement. SFAS 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS 157, fair value measurements are disclosed by level within that hierarchy. SFAS 157 is effective for fiscal years beginning after November 15, 2007, except for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis for which delayed application is permitted until fiscal years beginning after November 15, 2008. The Company does not believe SFAS 157 will have a material impact on its financial position, results of operations and cash flows.

RPG Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities an Amendment of FASB Statement No. 133 (SFAS 161). SFAS 161 requires additional disclosures about the objectives of using derivative instruments, the method by which the derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and the effect of derivative instruments and related hedged items on financial position, financial performance, and cash flows. SFAS 161 also requires disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. As this pronouncement is only disclosure related, it will not have an impact on the financial position and results of operations. However, this pronouncement will require increased disclosures around the Company’s use of its only derivatives, interest rate swap contracts.

Note 2. Equipment and Leasehold Improvements

Equipment and leasehold improvements at April 25, 2008 and April 27, 2007 consist of:

	2008	2007
Computer hardware, software and equipment	$7,607,951	$3,109,832
Transportation equipment	102,939	102,939
Leasehold improvements	643,142	307,156

	8,354,032	3,519,927
Accumulated depreciation and amortization	(2,887,743)	(795,455)

	5,466,289	2,724,472
Construction in progress	56,880	1,952,551

	$5,523,169	$4,677,023

Total provisions for depreciation and amortization expense of equipment and leasehold improvements charged to operations for the years ended April 25, 2008 and April 27, 2007, amounted to approximately $2,087,000 and $578,000, respectively.

Note 3. Deferred Financing Fees

Deferred financing fees at April 25, 2008 and April 27, 2007 are reflected on the accompanying consolidated balance sheets net of accumulated amortization of approximately $2,820,000 and $1,553,000, respectively. Amortization expense charged to interest expense for the years ended April 25, 2008 and April 27, 2007 amounted to approximately $1,267,000 and $1,096,000, respectively.

Note 4. Goodwill

SFAS 142 prescribes a periodic impairment test of goodwill, which the Company completed as of February 28, 2008, and determined that a portion of the value of its goodwill was impaired as of January 25, 2008. Accordingly, the Company recorded a non-cash charge amounting to approximately $122,870,000 as of January 25, 2008 (included in impairment losses in the accompanying consolidated statements of operations), as an impairment to goodwill. This amount was determined based on a valuation of the Company as of February 28, 2008, using projections of future discounted cash flows.

RPG Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 5. Other Intangible Assets

Other intangible assets at April 25, 2008 and April 27, 2007 consist of:

	2008	2007	Estimated Useful Lives
Artist agreements	$23,690,000	$41,400,000	7 years
Trademarks/tradenames	5,830,000	34,200,000	Indefinite
Customer relationships	4,840,000	30,500,000	4-10 years
Completed technology	510,000	8,600,000	7 years
Noncompete agreements	—	800,000	3 years

	34,870,000	115,500,000
Accumulated amortization	(1,433,224)	(15,766,825)

	$33,436,776	$99,733,175

During 2008, among other factors, the Company was negatively affected by growth restrictions resulting from contract barriers, performance lagging expectations for some of the Company’s larger customers and competition intensifying beyond management’s initial estimates. Accordingly, the Company evaluated the ongoing value of the other intangible assets. Based on this evaluation, the Company determined that assets with a total carrying amount of approximately $91,476,000 were impaired and wrote them down by approximately $56,606,000 (included in impairment losses in the accompanying consolidated statements of operations) to their estimated fair value. The artist agreements, trademarks/tradenames, customer relationships, completed technology and noncompete agreements were impaired by approximately $4,896,000, $28,460,000, $17,600,000, $5,428,000 and $222,000, respectively. The estimated fair value was based on estimated cash flows to be generated by the Company, discounted at a market rate of interest. The fair value was recorded as of January 25, 2008 (at which date the respective costs were reset).

Amortization expense charged to operations for the years ended April 25, 2008 and April 27, 2007 amounted to approximately $9,780,000 and $11,130,000, respectively. No amortization expense is being recorded for trademarks/tradenames (impairment loss for 2008 amounted to approximately $28,460,000).

Estimated amortization expense for future years is as follows:

2009	$5,733,000
2010	5,733,000
2011	5,733,000
2012	5,733,000
2013	3,647,000
Thereafter	1,028,000

$27,607,000

RPG Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 6. Accrued Expenses

Accrued expenses at April 25, 2008 and April 27, 2007 consist of:

	2008	2007
Salary and wages	$1,888,548	$3,643,526
Royalties	1,476,503	1,756,356
Real estate and other taxes	249,093	76,878
Management fees	375,004	125,000
Insurance	260,000	159,308
Interest	3,123,817	5,239,449
Professional fees	395,908	657,804
Freight	305,350	218,101
Other	812,011	826,639

	$8,886,234	$12,703,061

Note 7. Notes Payable

Notes payable at April 25, 2008 and April 27, 2007 consist of:

	2008	2007
Borrowings from Credit Suisse, Cayman Island Branch (CS - see below):
Term loan pursuant to First Lien Credit Agreement	$109,250,000	$109,250,000
Term loan pursuant to Second Lien Credit Agreement	80,718,505	79,548,858

	189,968,505	188,798,858

Current portion	(189,968,505)	—

	$—	$188,798,858

On December 5, 2005, the Company entered into two credit agreements (as most recently amended April 27, 2007) with CS which provide for aggregate maximum borrowings of $217,000,000 in the form of a revolving credit facility of up to $20,000,000 and term loan borrowings of $197,000,000. Term loan borrowings of $120,000,000 and $77,000,000 were made pursuant to a First Lien Credit Agreement (Term Loan 1) and Second Lien Credit Agreement (Term Loan 2), respectively.

The revolving credit facility, which matures on December 5, 2010, provides for interest on borrowings at either the alternate base rate (ABR, 5.25 percent at April 25, 2008) plus 2.50 percent per annum or adjusted LIBOR rate (LIBOR, 4.42 percent at April 25, 2008) plus 3.50 percent per annum, as defined in the agreement. There were borrowings of $15,500,000 under this facility at April 25, 2008. There were no borrowings under this facility at April 28, 2007.

Term Loan 1 borrowings (pursuant to the April 27, 2007 amendment) are to be repaid in quarterly installments of principal (commencing March 31, 2009, ranging from $500,000 to $3,750,000 per quarter) and interest (at either the ABR plus 2.50 percent or LIBOR plus 3.50 percent per annum), with the final balance due on December 5, 2011. The effective interest rate on this note was 6.85 percent and 8.66 percent at April 25, 2008 and April 27, 2007, respectively.

RPG Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 7. Notes Payable (Continued)

Term Loan 2 borrowings and unpaid interest (pursuant to the April 27, 2007 amendment) are due December 5, 2012, with interest payable quarterly. Such borrowings bear interest (at either the ABR rate plus 8 percent per annum or adjusted LIBOR rate plus 9 percent per annum), as defined in the agreement, with 1 percent payment-in-kind (PIK) interest, payable at maturity. The PIK interest amounted to $1,169,647 and $611,145 for the years ended April 25, 2008 and April 27, 2007, respectively. These amounts were added to the face value of the related term loan at April 25, 2008 and April 27, 2007. The effective interest rate on this note was 12.35 percent and 14.36 percent at April 25, 2008 and April 27, 2007, respectively.

The agreements with CS contain, among other covenants, provisions setting forth requirements for interest coverage, leverage, first lien leverage, second lien leverage and fixed charge coverage ratios. Borrowings under the CS agreements are secured by all assets of the Company. For the year ended April 25, 2008, the Company was in violation of all financial covenants for which they did not receive waivers for such noncompliance. As a result, the Term Loan 1 and Term Loan 2 borrowings have been presented as current at April 25, 2008.

Note 8. Derivative Instruments

To protect the Company from adverse and unexpected interest rate fluctuations, the Company entered into an interest rate swap contract to convert a portion of its floating long-term debt to fixed rate debt. This derivative instrument was designated as a cash flow hedging instrument, was reported at fair value and was no longer designated for hedge accounting treatment effective January 25, 2008. The total notional amount outstanding under this interest rate swap contract was approximately $171,000,000 at April 25, 2008 and the contract (originally scheduled to expire January 31, 2011) was terminated on November 8, 2008. Effective January 25, 2008, the Company elected to discontinue hedge accounting treatment at which point the derivative was reported at fair value with gains and losses being recognized in the consolidated statement of operations as interest expense. Prior to January 25, 2008, the derivative instrument was designated as a highly effective cash flow hedge with the fair value of the swap included in accumulated other comprehensive income (loss). At April 25, 2008 and April 27, 2007, the fair value of such hedging instrument was a liability of $4,686,176 and $582,704, respectively, and is reported as a derivative liability in the consolidated accompanying balance sheets.

Note 9. Income Taxes

The provision for income taxes for the years ended April 25, 2008 and April 27, 2007 consisted solely of state taxes.

The Company’s net deferred tax position at April 25, 2008 and April 27, 2007 was as follows:

	2008	2007
Gross deferred tax assets	$96,502,000	$18,012,000
Valuation allowance	(95,651,000)	(12,197,000)

	851,000	5,815,000
Gross deferred tax liabilities	(851,000)	(5,815,000)

	$—	$—

RPG Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 9. Income Taxes (Continued)

Gross deferred income tax assets at April 25, 2008 consist primarily of (a) a net operating loss carryforward of approximately $75,710,000 (b) amortization of goodwill for book reporting purposes and not for tax reporting purposes, (c) uniform capitalization rules (for additional inventory costs), (d) a nondeductible inventory valuation allowance, (e) nondeductible accounts receivable reserves and (f) other intangible and fixed asset amortization and depreciation differences for financial and tax reporting purposes. Gross deferred income tax liabilities at April 25, 2008 consist primarily of certain prepaid expenses deducted currently for income tax purposes.

Gross deferred income tax assets at April 27, 2007 consist primarily of (a) a net operating loss carryforward of approximately $31,990,000 (b) uniform capitalization rules (for additional inventory costs), (c) a nondeductible inventory valuation allowance, (d) nondeductible accounts receivable reserves and (e) other intangible and fixed asset amortization and depreciation differences for financial and tax reporting purposes. Gross deferred income tax liabilities at April 27, 2007 consist primarily of (a) amortization of goodwill for tax reporting purposes and not for financial reporting purposes and (b) certain prepaid expenses deducted currently for income tax purposes.

The net operating losses begin to expire in years 2026 to 2028. At April 25, 2008 and April 27, 2007, the Company recorded a valuation allowance of $95,651,000 and $12,197,000, respectively, representing an increase of $83,454,000.

Note 10. Employee Benefit Plan

The Company maintains the Recycled Paper Greetings, Inc. Employees’ Retirement Savings Plan and Trust for the benefit of eligible employees. The plan is intended to provide for elective contributions by the participants pursuant to Section 401(k)(3) of the Internal Revenue Code plus employer matching contributions of up to 2 1/2 percent of participant’s compensation. The matching contributions to the plan amounted to approximately $443,000 and $414,000 for the years ended April 25, 2008 and April 27, 2007, respectively.

Note 11. Commitments, Contingencies and Related-Party Transactions

The Company leases certain office, warehouse and manufacturing facilities, and equipment under several month-to-month and noncancelable leases expiring at various dates through November 2018. In addition to specified rentals, the Company is responsible for real estate taxes and common area maintenance under certain real property leases.

Minimum future lease commitments are:

2009	$1,166,000
2010	1,448,000
2011	1,466,000
2012	1,119,000
2013	1,142,000
Thereafter	6,658,000

$12,999,000

Total rent expense under these operating leases (excluding real estate taxes and common area maintenance) for the years ended April 25, 2008 and April 27, 2007, amounted to approximately $1,174,000 and $583,000, respectively, of which approximately $513,000 and $488,000, respectively, was to related parties.

RPG Holdings, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 11. Commitments, Contingencies and Related-Party Transactions (Continued)

The Company is a defendant in legal proceedings arising in the ordinary course of business and is subject to unasserted claims. Although the outcome of these proceedings cannot be determined, it is the opinion of management, based on consultation with legal counsel, that any amounts payable upon resolution of these matters will not have a material impact on the consolidated financial statements.

Management and administrative expenses incurred related to entities affiliated through common ownership amounted to approximately $786,000 and $904,000 during the years ended in April 25, 2008 and April 27, 2007, respectively, of which $437,000 and $245,000 is included on the accompanying consolidated balance sheets in accrued expenses at April 25, 2008 and April 27, 2007, respectively.

Note 12. Subsequent Events and Management’s Plans and Intentions

During 2008, the Company entered into negotiations with the first lien creditors, the largest of which was American Greetings Corporation (AGC), and the second lien creditors to develop a strategy to remedy the breach of Term Loan 1 and Term Loan 2. On December 30, 2008, the Company announced a definitive agreement amongst the parties whereby AGC would acquire the Company as part of a pre-packaged Chapter 11 reorganization. On January 2, 2009, the Company filed a Debtors Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code in United States Bankruptcy Court in the State of Delaware.

Under the terms of the agreement, AGC purchased from various parties all of the Company’s then outstanding first and second lien debt, totaling $113,949,570 and $81,844,013, respectively, plus the revolving credit facility of $15,500,000 and accrued interest of $13,314,557. The Company then issued new shares of RPG Holdings’ capital stock to AGC in exchange for the cancellation of all claims, principal and accrued interest, related to the first and second lien debt. In addition, all previously issued equity interests of RPG Holdings were cancelled and extinguished. No other liabilities of the Company were compromised. The agreement also provided for AGC to provide up to $10,000,000 debtor in possession (DIP) financing during the period that the Company was operating in bankruptcy.

On February 18, 2009, the Bankruptcy Court approved the reorganization plan and the transaction closed on February 24, 2009.